UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2010

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On May 3, 2010, Deep Down, Inc., a Nevada corporation (“Deep Down”), announced the execution of a Stock Purchase Agreement, effective as of May 3, 2010 (the “Purchase Agreement”), by and among Deep Down, Cuming Corporation, a Massachusetts corporation (“Cuming”), and the stockholders of Cuming (the “Selling Stockholders”), pursuant to which Deep Down agreed to purchase all of the issued and outstanding shares of Cuming’s common stock (the “Acquisition”) for a purchase price of $47 million (less an amount of certain liabilities to be assumed and further subject to a purchase price adjustment for working capital).

On July 13, 2010, Deep Down entered into Amendment No. 1 to the Purchase Agreement (the “First Amendment”), dated effective as of June 30, 2010, on October 4, 2010, Deep Down entered into Amendment No. 2 to the Purchase Agreement (the “Second Amendment”), dated effective as of July 31, 2010, and on November 3, 2010, Deep Down entered into Amendment No. 3 to the Purchase Agreement (the “Third Amendment”), dated effective as of October 31, 2010.

On December 9, 2010, Deep Down entered into Agreement and Amendment No. 4 to the Purchase Agreement (the “Fourth Amendment”), dated effective as of November 30, 2010, to provide for an extension of the exclusivity period and of the date on which Deep Down or the Selling Stockholder may terminate the Purchase Agreement to January 14, 2011 if the Acquisition is not complete provided the party wishing to terminate is not in breach of the Purchase Agreement.  The Fourth Amendment also provided for modification in the purchase price to $42 million plus or less an amount for net customer deposit assets or net customer deposit liabilities, respectively (the “Purchase Price”).  In conjunction with the entry into the Fourth Amendment, a third party investor working with Deep Down committed to deposit $2 million with an escrow agent (“Earnest Money Deposit”) to be applied towards the obligation to pay the Purchase Price on the closing date if and to the extent that the closing occurs on or prior to December 31, 2010.  In the event the closing does not occur on or prior to December 31, 2010 and certain conditions are not met, then the third party investor will forfeit the Earnest Money Deposit and the Earnest Money Deposit will be delivered to the Selling Stockholders and no longer applied to the Purchase Price.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Agreement and Amendment No. 4 to Stock Purchase Agreement, dated effective as of November 30, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein.
* Filed or furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 9, 2010

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

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